UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

62 Buckingham Gate, London SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

Due to expectations of lower exploration spending, Schlumberger Limited (“Schlumberger”) is restructuring its WesternGeco marine seismic fleet to lower its operating costs. By retiring older vessels with lower towing capacity and higher operating costs, by converting the remaining lower-end vessels to source boats and by cancelling most of its third-party charters, Schlumberger will reduce its fleet size to 9 survey and 6 source vessels by the end of 2014, from a total of 15 survey and 8 source boats at the end of 2013.

As a result of this restructuring, Schlumberger expects to record a pretax impairment charge of approximately $800 million in the fourth quarter of 2014, primarily relating to the six Explorer-class vessels acquired at a premium in the 2007 purchase of Eastern Echo Holdings Plc. as well as to certain other seismic assets.

Schlumberger will not incur any significant cash expenditures as a result of this impairment charge.

Item 7.01	Regulation FD Disclosure.

On December 2, 2014, Patrick Schorn, President, Operations & Integration of Schlumberger, presented at the Cowen and Company 4th Annual Ultimate Energy Conference in New York, New York and provided a financial and operational update. The presentation and slides are available on the Schlumberger Investor Relations website at http://investorcenter.slb.com/phoenix.zhtml?c=97513&p=irol-presentations.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the presentation and slides referred to above contain “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts, such as our financial targets and other forecasts or expectations regarding business outlook; growth for Schlumberger as a whole and for each of its segments (and for specified products or geographic areas within each segment); oil and natural gas demand and production growth; oil and natural gas prices; improvements in operating procedures and technology; capital expenditures by Schlumberger and the oil and gas industry; the business strategies of Schlumberger’s customers; demand for our integrated services; the success of Schlumberger’s joint ventures and alliances and its integration of acquired companies; introduction of new technologies; future global economic conditions; and future results of operations. These statements are subject to risks and uncertainties, including, but not limited to, global economic conditions; changes in exploration and production spending by Schlumberger’s customers and changes in the level of oil and natural gas exploration and development; demand for our integrated services and new technologies; Schlumberger’s future cash flows; general economic, political and business conditions in key regions of the world, including in Russia and the Ukraine; pricing erosion; weather and seasonal factors; operational delays; production declines; inability to acquire target companies or integrate new acquisitions; changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; the inability of technology to meet new challenges in exploration; and other risks and uncertainties detailed in our Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. The forward-looking statements speak only as of the date of the presentation, and Schlumberger disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: December 2, 2014